                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: OCTOBER 30, 2003
                        (Date of earliest event reported)

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)

         DELAWARE                           000-21729                      73-1247666
(State or other jurisdiction         (Commission File Number)           (I.R.S. Employer
      of incorporation)                                               Identification Number)

                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

The viaLink Company (OTCBB: VLNK), the leading provider of data synchronization and scan based trading services to the retail supply chain, today announced its third quarter 2003 results.

Subscription revenue in the third quarter was $970,000, representing a 31% increase over the third quarter of 2002 and a 17% increase over the second quarter of 2003. This represents a new record for quarterly subscription revenue for the company. Total revenue for the quarter was $1,125,000, up slightly from the total revenue in the third quarter of 2002, and increasing 18% over the second quarter of 2003.

Total operating expenses in third quarter were $2.6 million including $250,000 in charges recorded for expense reductions made during the quarter. Operating expenses decreased from the levels recorded in the previous two quarters and are substantially lower than the operating expenses of $4.1 million in the third quarter of 2002. The company reported a net loss and net loss applicable to common stock for the third quarter of $2.9 million, or $0.02 per share, which includes $1.4 million of non-cash interest expense on notes payable. The loss from operations for the third quarter decreased to less than $1.5 million as compared to over $3.0 million for the third quarter of 2002 and $2.0 million for the second quarter of this year. Cash used in operating activities decreased to less than $1.4 million during the third quarter as compared to over $2.1 million used in the prior year third quarter and $1.7 million in the second quarter of this year.

"During the quarter we successfully reduced our operating expenses and we have been operating at these levels since August. We were able to reduce our loss before interest, taxes, depreciation and amortization to less than $1.25 million for the quarter, even including the $250,000 charge taken related to the expense reductions---this is a major milestone," said Brian Carter, CFO of viaLink. "We expect to report continued improvements in our operating results for the fourth quarter, including growth in our subscription revenues and continued reductions in our expenses and operating loss."

"The third quarter was exceptional for us in many ways:" said Bob Noe; CEO of viaLink. Our contract growth was solid in our Consumer Packaged Goods (CPG) and Retail business driven by our retailer customer's efforts to expand their trading communities; our automotive aftermarket Pay-On-Scan program now has several suppliers in production or various stages of implementation with Auto Zone; and we have doubled the number of customers for our UCCnet Agency services in each of the last 3 quarters.

"Our actions are based upon a deliberate and focused plan to become self-sufficient from a cash standpoint." added Noe. "The results in the third quarter are highlighted by growth from each of our key revenue sources and operating expenses at the lowest levels in the Company's recent history. We believe that these results represent measurable progress towards this objective."

Highlights for the third quarter include:

o NEW RETAILER SIGNINGS: Hy-Vee with its 218 stores in the Midwestern region of the country signed an agreement to use the full breadth of viaLink's services.

o SUPPLIER CUSTOMER GROWTH: The company added a number of new supplier customers or expanded services with existing customers during the quarter, including Jelly Belly Candy Company, Rug Doctor, Select a Vision, National Dairy Holdings, Dairy Fresh Farms, Bob Evans, and Champion Brands.

o NEW UCCNET SERVICES CLIENTS: the company doubled the number of clients for our UCCnet services including Tree of Life, Water Pik, and Ashland, Inc. viaLink is a leader in helping accelerate industry adoption of the standards for registering data with UCCnet and publishing data to trading partners from the registry.

o GROWTH OF ADVANCED COMMERCE SERVICES: the use of viaLink's sbtLink scan based trading and viaLink Invoicing services continued to grow in the third quarter. The number of store-supplier connections using the services grew from 4,866 to 19,274 between June and September 2003.

The company's chief executive officer, Bob Noe, and chief financial officer, Brian Carter, hosted an investor conference call today at 4:30 p.m. Eastern Standard Time, on October 30, 2003 to review the company's results. The call was broadcast live over the Internet and can be accessed by visiting www.vialink.com. For those who are not able to listen to the live broadcast, the conference call will be archived for 30 days and accessed through www.vialink.com.

The viaLink Company (OTCBB: VLNK) provides standards-compliant advanced Internet-based services to the retail supply chain. We help progressive manufacturers, suppliers, distributors, brokers/agents, and retailers improve the profitability of their trading relationships, increase sales and serve their customers more effectively. For more information about viaLink's data synchronization, scan based trading, supply chain visibility and UCCnet registry and publication solutions, call (972) 934-5500 or visit viaLink's website: www.vialink.com.

This release contains forward-looking statements that involve risks and uncertainties. The viaLink Company resembles a development stage company, which has commenced its planned operations but is only beginning to generate significant revenue. Risk factors affecting our business have been detailed in viaLink's filings with the Securities and Exchange Commission.

(TABLES FOLLOW)

                               The viaLink Company
                 Condensed Consolidated Statements of Operations
                                   (UNAUDITED)

                                        For the Three Months Ended         For the Nine Months Ended
                                               September 30,                    September 30,
                                           2003             2002             2003            2002
                                      -------------    -------------    -------------    -------------
Revenues                              $   1,125,183    $   1,114,951    $   2,918,744    $   3,179,124

Customer operations                       1,003,186        1,147,181        3,072,265        4,030,384
Development                                 393,890          543,230        1,377,767        1,682,323
Selling and marketing                       348,833          593,289        1,355,465        1,819,963
General and administrative                  736,732        1,572,640        2,182,122        2,729,136
Depreciation and amortization               130,103          289,014          502,827          969,488
                                      -------------    -------------    -------------    -------------
     Total operating expenses             2,612,744        4,145,354        8,490,446       11,231,294
Loss from operations                  $  (1,487,561)   $  (3,030,403)   $  (5,571,702)   $  (8,052,170)

Interest expense, net                    (1,427,192)              --       (2,128,741)              --
Gain, extinguishment of debt                     --        1,628,817               --        1,628,817
                                      -------------    -------------    -------------    -------------

Net Loss                              $  (2,914,753)   $  (1,401,586)   $  (7,700,443)   $  (6,423,353)
                                      =============    =============    =============    =============

Dividends on Preferred Stock:
     Warrants and beneficial
         conversion feature                      --       (6,388,934)      (1,260,000)      (9,599,655)
     Stated dividends                            --          (13,315)              --          (39,945)
                                      -------------    -------------    -------------    -------------

Net loss applicable to
   common stock                       $  (2,914,753)   $  (7,803,835)   $  (8,960,443)   $ (16,062,953)
                                      =============    =============    =============    =============

Net loss, per common share:
         Basic and diluted            $       (0.02)   $       (0.01)   $       (0.04)   $       (0.08)
Net loss applicable to common stock
   per common share:
         Basic and diluted            $       (0.02)   $       (0.08)   $       (0.05)   $       (0.19)
Weighted average shares
  outstanding:
         Basic and diluted              178,199,016       99,669,943      174,190,624       84,672,567
                                      =============    =============    =============    =============

                               The viaLink Company
                      Condensed Consolidated Balance Sheets
                 As of September 30, 2003 and December 31, 2002

                                                                (UNAUDITED)
                                                               September 30,    December 31,
                                                                   2003             2002
                                                               -------------    -------------
               ASSETS
Cash and short-term investments                                $     474,968    $     561,617
Accounts receivable, net                                             827,186          965,158
Other current assets                                                  58,676          156,503
                                                               -------------    -------------
     Total current assets                                          1,360,830        1,683,278

Other assets, net                                                    340,240        1,253,665
                                                               -------------    -------------

     Total assets                                              $   1,701,070    $   2,936,943
                                                               =============    =============

     LIABILITIES AND STOCKHOLDERS'
           EQUITY (DEFICIT)
Accounts payable and other current liabilities                 $     972,053    $   1,293,257
Deferred revenue                                                      93,521           44,459
Notes payable, current net of discount                             1,998,494               --
Capital lease liabilities                                            281,618          385,778
                                                               -------------    -------------
  Total liabilities                                                3,345,686        1,723,494

Common Stock                                                         178,921          160,520
Series D Preferred Stock                                          10,094,850        9,584,850
Additional paid in capital                                        81,038,155       76,724,178
Accumulated deficit                                              (92,956,542)     (85,256,099)
                                                               -------------    -------------
Stockholders' equity (deficit)                                    (1,644,616)       1,213,449
                                                               -------------    -------------
  Total liabilities and stockholders'
     equity (deficit)                                          $   1,701,070    $   2,936,943
                                                               =============    =============





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 The viaLink Company

Date: October 30, 2003           By: /s/ Brian Carter
                                     Brian Carter
                                     Vice President and Chief Financial Officer